UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 10, 2004

                               GLOBAL MARINE LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            NEVADA                      0-30331               57-1075246
  ----------------------------        ------------        -------------------
  (State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)               File Number)        Identification No.)


          1325 Proteus Street, Naval Base, North Charleston, S.C. 29405
          -------------------------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (843) 747-8818



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SECTION 2 - Financial Information



ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
---------     --------------------------------------------------

Attached hereto as an Exhibit is a list of the assets of Marine Cargo Recovery Limited, which assets the Company acquired in the Merger between the Company and Seasearch Scientific Corporation. The list is physical assets only.

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
---------     --------------------------------------------

Contained in Section 9 below is a financial statement of the company.

THIS FINANCIAL STATEMENT IS A REPRESENTATION OF THE MANAGEMENT OF THE COMPANY. IT WAS NOT PREPARED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. IT WAS PREPARED BY THE OFFICERS AND DIRECTORS OF THE COMPANY FROM THE BOOKS AND RECORDS OF THE COMPANY. THIS INFORMATION WAS NOT REVIEWED BY A CERTIFIED PUBLIC ACCOUNTANT AND IT IS NOT AUDITED. IT IS BEING PROVIDED BY THE COMPANY UNDER THE ADVICE OF COUNSEL TO THE COMPANY TO PROVIDE AS MUCH FINANCIAL AND OTHER INFORMATION TO THE PUBLIC AS IS POSSIBLE.

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ITEM 2.06     MATERIAL IMPAIRMENTS
---------     ---------------------

As of the date of this report, the company owes Rotenberg & Company, Its former auditors, approximately $85,000 in unpaid invoices for accounting work performed On behalf of the Company. In order to prepare an audited financial statement, the Company will require the consent of Rotenberg & Company, which means Rotenberg & Company will have to be paid in full. The Company expects to begin work with its new CPA on an unaudited review financial statement of the Company, consolidated on a account of its recent merger, with such work to commence within the month of September, 2004.


Section 9 - Financial Statement and Exhibits

ITEM 9.01       FINANCIAL STATEMENT AND EXHIBITS
---------       --------------------------------

MANAGEMENT REPRESENTATION OF THE FINANCIAL CONDITION OF THE COMPANY:

(INSERT FINANCIAL STATEMENT)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STRUTHERS, INC.
                                       (Registrant)

Dated: September 10, 2004               By: /s/ Douglas W. Beatty
                                         ---------------------
                                         Douglas W. Beatty
                                         President & CEO






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